UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2025

A SPAC III Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-42401	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Sun’s Group Center,

29th Floor, 200 Gloucester Road

Wan Chai

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +852 95833199

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASPCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ASPC	The Nasdaq Stock Market LLC
Rights included as part of the units	ASPCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described below under Item 5.07 of this Current Report on Form 8-K, A SPAC III Acquisition Corp. (the “Company”) held its extraordinary general meeting on October 27, 2025 (the “EGM”) at which the shareholders voted on the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to allow the Company to extend the date by which it has to consummate a business combination for an additional twelve (12) months from November 12, 2025 to November 12, 2026 (the “Charter Amendment Proposal”). Shortly after the EGM, the Company filed the Amended and Restated Memorandum and Articles of Association (the “Amended Charter”) with the Registrar of Corporate Affairs at the British Virgin Islands. Pursuant to the Amended Charter which is effective on October 27, 2025, the Company has up to 24 months from its initial public offering (i.e., until November 12, 2026) to consummate an initial business combination. A copy of the Amended Charter is filed as Exhibit 3.1 to this Current Report. The foregoing summary of the Amended Charter is subject to, and qualified in its entirely by, such document.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 27, 2025 at 10:00 a.m. Eastern Time, the Company held its EGM at which the shareholders voted on the Charter Amendment Proposal with details set forth in the definitive proxy statement, filed by the Company with the Securities and Exchange Commission on October 10, 2025 and first mailed by the Company to its shareholders on or about October 10, 2025 (the “Proxy Statement”).

As of October 6, 2025, the record date for the EGM, there were 8,055,000 ordinary shares outstanding and entitled to vote. At the EGM, there were 7,113,684 ordinary shares voted by proxy or in person, representing 88.31% of the total number of outstanding ordinary shares as of the record date, and constituting a quorum for the transaction of business. The shareholders approved the Charter Amendment Proposal at the EGM. The Charter Amendment Proposal is described in more detail in the Proxy Statement.

A summary of the voting results at the EGM is set forth below:

1. Proposal No. 1 — The Charter Amendment Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,178,733	2,934,951	0	0

Redemption of Ordinary Shares

An aggregate of 5,717,419 ordinary shares were tendered for redemption in connection with the EGM.

Item 8.01. Other Events.

On October 25, 2025, A SPAC III (Holdings) Corp. (the “Sponsor”) entered into an assignment of economic interest agreement (the “Assignment of Economic Interest Agreement”) with an unaffiliated third party. In exchange for such third party agreeing to vote 621,084 shares of the Company’s Class A ordinary shares sold in its initial public offering in favor of the Charter Amendment Proposal, the Sponsor agreed to transfer to such third party or third parties an aggregate of 100,000 shares of the Company’s Class B ordinary shares held by the Sponsor immediately following the release or expiration of any transfer restrictions after the consummation of an initial business combination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC III Acquisition Corp.

	By:	/s/ Claudius Tsang
	Name:	Claudius Tsang
	Title:	Chief Executive Officer

Dated: October 27, 2025

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